Baker & McKenzie LLP Barristers & Solicitors Brookfield Place Bay/Wellington Tower 181 Bay Street, Suite 2100 Toronto, ON M5J 2T3 Canada Tel: +1 416 863 1221 Fax: +1 416 863 6275 www.bakermckenzie.com

September 10, 2020

Trillium Therapeutics Inc.

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

Dear Sirs/Mesdames:

Re: Trillium Therapeutics Inc. - Registration Statement on Form F-3

We have acted as Canadian counsel to Trillium Therapeutics Inc. (the "Corporation"), a corporation exiting under the laws of the Province of British Columbia, in connection with the offer and sale by the Corporation of 10,000,000 common shares in the capital of the Corporation (the "Placement Shares") for aggregate gross proceeds of US$130,000,000, pursuant to a Registration Statement on Form F-3 (Registration No. 333-237810), including any post-effective amendments (the "Registration Statement"), filed by the Corporation with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and declared effective by the SEC on May 4, 2020, the prospectus included in the Registration Statement (the "Base Prospectus"), and the prospectus supplement related to the Placement Shares to be filed by the Corporation with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act (together with the Base Prospectus, the "Prospectus").

The offer and sale of the Placement Shares is being made pursuant to an underwriting agreement (the "Underwriting Agreement"), dated September 10, 2020, between the Corporation and Cowen and Company, LLC and Evercore Group L.L.C., as representatives of a group of underwriters (collectively, the "Underwriters"). Pursuant to the Underwriting Agreement, the Corporation has granted the Underwriters an option exercisable on or before the date that is 30 days following the date hereof to purchase up to an additional 1,500,000 common shares of the Corporation (the "Over-Allotment Shares", and together with the Placement Shares, the "Offered Shares").

In connection with giving this opinion, we have examined the Registration Statement (including exhibits thereto), the Prospectus and the Underwriting Agreement. We have also examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Corporation, which matters have not been independently investigated or verified by us, and we have assumed that all factual statements made therein are complete, true and accurate as of the date of this opinion letter. To the extent that such certificate, and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also so based, given on such reliance and is so made subject.

In giving this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, certified or otherwise identified to our satisfaction. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. We have also assumed that the effectiveness of the Registration Statement shall not have been terminated or rescinded, and all Offered Shares have been offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus forming a part thereof.

We are qualified to express opinions with respect to the laws of Ontario and the federal laws of Canada applicable therein. However, we are entitled, under the National Mobility Agreement of the Federation of Law Societies (the "National Mobility Agreement"), to provide an opinion with respect to the laws of the provinces of Canada, other than Ontario, and we have provided this opinion under the National Mobility Agreement only as to the laws of the Province of British Columbia and the laws of Canada applicable therein in effect on the date hereof.

Based and relying upon and subject to the foregoing, we are of the opinion that the offer and sale of the Offered Shares has been duly authorized by the Corporation and, when the Offered Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, the Offered Shares will be validly issued, fully paid and non-assessable shares in the capital of the Corporation.

We hereby consent to the reference to our firm under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus and to the filing of this opinion letter as an exhibit to a current report on Form 6-K to be filed by the Corporation with the SEC for incorporation by reference into the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is furnished solely for the benefit of the addressee in connection with the filing of the Registration Statement with the SEC and is not to be transmitted to any other person, nor is it to be relied upon by any other person or used for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent.

Our  opinions  are  given  as  of  the  date  of  this  opinion  letter.  Among other things, our opinions do not take into account any circumstance (including changes in law or facts or the conduct of any of the relevant parties) that may occur after that date. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.

Yours very truly,

Baker & McKenzie LLP